UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 6, 2011

INVESTORS HERITAGE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In the ordinary course of our business, the Registrant, Investors Heritage Capital Corporation, and its wholly owned subsidiary, Investors Heritage Life Insurance Company, frequently submit proposals to acquire blocks of life insurance policies through reinsurance agreements.  Investors Heritage Life recently submitted a bid to the Texas Life, Accident, Health and Hospital Service Insurance Guaranty Association (the “Association”) to assume responsibility for the Association’s covered obligations under life insurance policies originally issued by Memorial Service Life Insurance Company, in liquidation (the “Policies”).  The assumption of the Policies is subject to the liquidation plan approved by the district court of Travis County, Texas, 250th Judicial District (the “Receivership Court”).  Upon acceptance of Investors Heritage Life’s bid by the Association, Investors Heritage Life assumed the covered obligations of the Association under the Policies pursuant to an assumption reinsurance agreement on July 6, 2011.  The Policies were originally sold in conjunction with certain pre-paid funeral benefit contracts of National Prearranged Services, Inc. (“NPS”).  NPS, a non-insurance affiliate of Memorial Service Life, is also in liquidation.  As part of the assumption, Investors Heritage Life has also been assigned the run-off responsibilities related to those NPS pre-paid funeral benefit contracts under an assignment agreement with the special deputy receiver appointed by the Receivership Court.

Investors Heritage Life has assumed the covered obligations of the Association for a purchase price of $250,000 in cash.  In exchange for the purchase price the Association has transferred to Investors Heritage Life the statutory reserves under the Policies in the amount of $94,401,700, which is reflective of the net present value of future obligations under the policies.

Investors Heritage Life has not only assumed the covered obligations of the Association, but will also provide all administrative services with respect to the Policies including policyholder service, premium billing and collection and claims processing.  In addition, it will provide the required services related to the NPS pre-paid funeral benefit contracts that are associated with the Policies.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit	Description

99.1	News Release issued by Investors Heritage Capital Corporation dated July 7, 2011 related to the assumption by Investors Heritage Life of the Covered Obligations from the Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: July 7, 2011	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II President

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